                                 Exhibit 10.39

           Symmetricom, Inc. and Silicon Systems Limited (Purchaser)
                             Sale of GPS Division
                        Pro Form Financial Information

On March 30, 2000 Symmetricom, Inc., ("Symmetricom") a California corporation, Symmetricom Limited, a subsidiary of Symmetricom, Inc., registered in England and Wales, Silicon Systems Limited registered in Ireland ("SSL"), KPMG Shelf Company (No 16) Limited ("Shelf Co") (in the course of changing its name to Silicon Systems (UK) Limited) registered in Northern Ireland ("Purchaser") completed an agreement in which certain assets, operations and the business of the GPS technology division was sold to the Purchaser. The consideration paid by the Purchaser to Symmetricom was $9,452,831 in cash. Additionally on March 30, 2000 Symmetricom made an irrevocable application of subscription shares of SSL in the amount of $3,000,000.

The following unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1999 gives effect to the sale of the GPS technology division. The sale was reflected in the consolidated balance sheet and statement of operations included in the Form 10-Q for the quarter end March 31, 2000.

The unaudited pro forma condensed consolidated financial statement is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the existing company, or of the financial position or the results of operations of the existing company that would have actually occurred had the disposition been in effect as of the date or for the periods presented.

The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto, which were previously reported in the Company's Annual Report on Form 10-K for the year ended June 30, 1999 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.